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                      UNITED STATES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   May 2, 2000
                                  ------------
                        (Date of earliest event reported)

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


    DELAWARE                          1-11353                   13-3757370
----------------                    -----------               --------------
(State or other                     (Commission               (IRS Employer
jurisdiction                        File Number)              Identification
incorporation)                                                Number)


            358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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                    (Address of principal executive offices)


                                  336-229-1127
                                  ------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

       On May 2, 2000, Laboratory Corporation of America(R) Holdings (LabCorp(R)) announced the results of the vote reported during today's annual meeting of stockholders. The Company's stockholders voted in favor of the proposal to amend the Certificate of Incorporation to effect a 1-for-10 reverse stock split, the approval of the 2000 Incentive Plan, the nominees for the Board of Directors, and the ratification of the independent accountants. As a result of the approval of the reverse split, every ten shares of the Company's common stock, par value $0.01 per share, will be converted into one share of common stock, par value $0.10. The reverse stock split will be effective on May 3, 2000, and will trade on a reverse split basis on May 4, 2000. American Stock Transfer & Trust Company has been retained to effect the exchange of certificates.

As a result of the reverse stock split, the conversion rate at which the preferred stock converts into common stock for the Company's 8 1/2 percent Series A Convertible Exchangeable Preferred Stock (Series A Preferred Stock) and 8 1/2 percent Series B Convertible Pay-in-Kind Preferred Stock (Series B Preferred Stock) will be adjusted proportionately to account for the reverse split. The new conversion rate will be 1.81818 shares of common stock for each share of Series A Preferred Stock and Series B Preferred Stock.

The Company also announced that its Board of Directors has declared a dividend of $1.0625 per share on the Company's Series A Preferred Stock, payable in cash. The Board has also declared a dividend of $1.0625 per share on the Company's Series B Preferred Stock, payable in shares of Series B Preferred Stock at the rate of 0.02125 shares per share of Series B Preferred Stock held. No fractional shares of Series B Preferred Stock will be issued, so that the number of shares to be paid as a dividend on the Series B Preferred Stock will be rounded to the nearest whole number of shares. The dividends will be payable on June 30, 2000, for each issued and outstanding share of Series A and B Preferred Stock to stockholders of record on June 14, 2000, and will cover the dividend period from April 1, 2000 to June 30, 2000, at an equivalent annualized rate of $4.25 per share.
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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (c)     Exhibit
            20     Press release of the Company dated May 2, 2000.



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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            LABORATORY CORPORATION OF AMERICA HOLDINGS
                            ------------------------------------------
                                           (Registrant)


                                     By: /s/ BRADFORD T. SMITH
                                         ---------------------
                                         Bradford T. Smith
                                         Executive Vice President
                                         General Counsel, Secretary
                                         and Compliance Officer



Date:  May 2, 2000